UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2009 (June 4, 2009)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 1, 2009, Fremont General Corporation (the “Company”) filed a “Plan of Reorganization Under Chapter 11 of the Bankruptcy Code” (the “Plan”) with the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”) in connection with the Company’s pending bankruptcy proceedings (the “Bankruptcy” and/or the “Bankruptcy Proceeding”). Contemporaneously with the filing of the Plan, the Company filed its “Disclosure Statement Describing Debtor’s Plan Pursuant to Chapter 11 of the Bankruptcy Code” (the “Disclosure Statement”), which must be approved by the Bankruptcy Court before the Plan can be transmitted to creditors or equity interest holders for approval.
The purpose of the Plan is to vest title to all assets of the Company, including the prosecution of all causes of action and suits of the Company, in the Reorganized Debtor (as defined in the Plan), free and clear of all liens in accordance with the United States Bankruptcy Code, as amended (the “Bankruptcy Code”). The Reorganized Debtor will then be responsible for the distribution and orderly liquidation of the Company’s assets to resolve the claims against the Company’s bankruptcy estate, as well as the equity interests of the Company, all in accordance with the terms of the Plan. The Plan designates a series of classes of claims and one class of equity interests, which takes into consideration all claims against, and equity interests in, the Company and its assets. These classes take into account the differing nature and priority under the Bankruptcy Code of the various claims and equity interests. If the Disclosure Statement is approved, the Plan will be subject to confirmation by the Bankruptcy Court and the approval of certain creditors and equity interest holders of the Company, as described in the Plan and summarized below. The Company cannot provide any assurance that the Disclosure Statement will be approved by the Bankruptcy Court or that the Plan will be acceptable to the Company’s creditors and equity interest holders or confirmed by the Bankruptcy Court.
Classification and Treatment
The Plan provides an opportunity for the Company’s creditors, equity interest holders and its other constituents to participate in the Company’s liquidation process, while also setting forth the relative priorities of the constituents’ claims and interests, all in accordance with the Bankruptcy Code. The Plan establishes five (5) classes of claims: (i) Priority Non-Tax Claims; (ii) General Unsecured Claims, which includes the holders of the 7.875% Senior Notes due 2009, which were issued pursuant to that certain indenture dated March 1, 1999 by and between The Bank of New York, as Trustee and the Company (the “Senior Notes”); (iii) the claims of the holders of the 9% Trust Originated Preferred Securities issued by Fremont General Financing I, a statutory business trust, formed under Delaware law pursuant to the Amended and Restated Declaration of Trust, dated as of March 6, 1996 (the “TOPrS Claims”); (iv) Equity Interests (as described below); and (v) securities related claims, including, without limitation, any claims arising from equity forward agreements and other understandings to purchase an equity security in the Company, which claim is subject to subordination in accordance with Section 510(b) of the Bankruptcy Code (the “Section 510(b) Claims”). Only those classes that are “impaired” by the Plan are entitled to vote to accept or reject the Plan. A class is “impaired” if the legal, equitable, or contractual rights of the claims or equity interests in the class are altered. Classes of claims that are not impaired are conclusively presumed to have voted to accept the Plan pursuant to the Bankruptcy Code and, therefore, are not entitled to vote on the Plan.
Certain types of claims are not placed into these classes because they are automatically entitled to specific treatment in priority and payment as set forth in the Bankruptcy Code. Such unclassified claims are not considered impaired and they do not vote on the Plan. These claims include: (i) claims for administrative costs or expenses that are allowable under the Bankruptcy Code (the “Administrative Claims”); and (ii) Priority Tax Claims. Pursuant to the Plan, except to the extent that any holder of an Administrative Claim or Priority Tax Claim agrees to a less favorable treatment or unless otherwise ordered by the Bankruptcy Court, each such holder will receive in full satisfaction, discharge, exchange and release of their claim, an amount of cash equal to the unpaid portion of such claim or such other treatment as to which the Company and such holder have agreed upon in writing. Such payments will be made only after the Bankruptcy Court has confirmed the Plan, provided, however, that ordinary course Administrative Claims will continue to be paid in full in accordance with the terms and conditions of the particular transactions and any applicable agreements or as otherwise authorized by the Bankruptcy Court.
The following is a summary of the priority and treatment of each of the classes set forth in the Plan:
Priority Non-Tax Claims. Priority Non-Tax Claims include claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code. Except to the extent that a holder of an “Allowed” Priority Non-Tax Claim agrees to a less favorable treatment, each such claim will be paid, in full satisfaction, discharge, exchange and release thereof, in cash in the full amount of the claim.
An “Allowed” claim or equity interest means a claim or equity interest, other than an Administrative Claim, to the extent that: (a) either (1) a proof of claim or proof of interest was timely filed prior to the previously disclosed Claims Bar Date (as defined in the Plan); or (2) a proof of claim or proof of interest that is deemed timely filed either under Bankruptcy Code or by a final order of the Bankruptcy Court; and (b) either (1) the claim or equity interest is not disputed by the Company; or (2) the claim or equity interest is allowed either by a final order of the Bankruptcy Court or under the Plan. Any portion of a claim that is satisfied or released during the Bankruptcy Proceeding is not an “Allowed” claim.
Priority Non-Tax Claims are not impaired by the Plan and, therefore, such claims are not entitled to vote on the Plan.
General Unsecured Claims. A General Unsecured Claim means any claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a TOPrS Claim or a Section 510(b) Claim. The holder of an Allowed General Unsecured Claims will receive a semi-annual pro rata distribution of any distributable cash based upon the amount of such holder’s Allowed General Unsecured Claim, until such claim has been satisfied. Notwithstanding the above, no such distribution will be paid unless reserves have been established and funded in an estimated amount deemed necessary to pay, in full, the Administrative Claims, Priority Tax Claims, and Allowed Priority Non-Tax Claims and a $25,000 reserve for expenses related to the Equity Trust (as defined below). In the event all Allowed General Unsecured Claims are paid in full, then the Plan provides for the payment of post-petition interest and penalties associated with such claims to the extent permissible under the Bankruptcy Code. Such post-petition interest will be paid to the holders of such claims at the federal judgment rate in effect as of the date the Bankruptcy Proceedings commenced, unless the holder of a claim obtains a Bankruptcy Court determination that it is entitled to interest at a different rate.
Notwithstanding the above, the Plan provides that if the Reorganized Debtor pays $175,000,000 to the holders of the Senior Notes on or before October 31, 2009, such distribution will constitute a full and final satisfaction and accord of all claims represented by the Senior Notes. In addition, if the Reorganized Debtor pays, in full, the other holders of Allowed General Unsecured Claims by October 31, 2009, such distributions will constitute a full and final satisfaction and accord of all such claims, and the post-bankruptcy interest will be waived.
The General Unsecured Claims are impaired by the Plan and, therefore, are entitled to vote on the Plan.
TOPrS Claims. Allowed TOPrS claims will be paid when assets are available and after the payment of the Administrative Claims, Priority Tax Claims, and Allowed Priority Non-Tax Claims. In addition, the Allowed TOPrS Claims will only be paid after all amounts have been paid to resolve Allowed General Unsecured Claims on the Senior Notes pursuant to the contractual subordination rights set forth in their respective indentures and in accordance with the Plan. Allowed TOPrS Claims will not include post-petition interest nor include any penalty on such claims, unless the Reorganized Debtor pays, in full, all Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, all post-effective date Plan expenses, and all Allowed TOPrS Claims. If the foregoing are paid, then Allowed TOPrS Claims shall also include any penalty or post-petition interest component that is payable in accordance with the Bankruptcy Code.
The TOPrS Claims are impaired by the Plan and, therefore, are entitled to vote on the Plan.
Equity Interests. The holders of an equity security in the Company are within this class (the “Equity Interests”). As of the date the Company commenced the Bankruptcy Proceedings, approximately 82,116,179 shares of Company common stock had been issued. The holders of Equity Interests will receive a beneficial interest in a trust established pursuant to the Plan (the “Equity Trust”) in exchange for such holder’s Equity Interest in the Company. Upon the Plan’s confirmation by the Bankruptcy Court, the Equity Trust will be established for the benefit of the Equity Interest holders and holders of the Section 510(b) Claims. Holders of Equity Interests will receive Series A Equity Trust Interests and holders of Allowed Section 510(b) Claims will receive Series B Equity Trust Interests (collectively referred to as the “Equity Trust Interests”). Holders of Equity Interests will receive Series A Equity Trust Interests in an amount equal to the number of shares of Company common stock owned by such holder. By way of example, if a holder owns 100,000 shares of the Company’s common stock, such holder would receive 100,000 Series A Equity Trust Interests. On the effective date of the Plan, the stock certificates representing shares of common stock issued by the Company prior to the effective date of the Plan will be deemed to be of no force and effect against the Reorganized Debtor and will only represent the right to receive a Series A Equity Trust Interest.

In the event the Reorganized Debtor makes a distribution to the Equity Trust, as set forth below, the holders of Series A Equity Trust Interests shall receive distributions from the Equity Trust under the terms of an Equity Trust Agreement and Declaration of Trust (the “Equity Trust Agreement”), which will be entered into by and among, the Reorganized Debtor, the official committee of Equity Security Holders appointed by the Office of the U.S. Trustee for the Central District of California and an Equity Trustee.
This class is impaired and the holders of Allowed Equity Interests are entitled to vote to accept or reject the Plan.
Section 510(b) Claims. Allowed Section 510(b) Claims will receive Series B Equity Trust Interests in the Equity Trust in an amount equal to the allowed amount of such Allowed Section 510(b) Claim.
In accordance with the Equity Trust Agreement, prior to any distribution on the Equity Trust Interests, the Equity Trustee must determine the value of the Series B Equity Trust Interests, relative to the total Equity Trust Interests. In making this determination, the Equity Trustee shall (i) calculate the total amount of Allowed Section 510(b) Claims, after deducting payments made on account of such claims by applicable insurance; (ii) reasonably estimate the value of each such Allowed Section 510(b) Claims compared to the total value of all Equity Interests, as of the date of incurrence of the Allowed Section 510(b) Claim; and (iii) if the calculation in section (i) above is less than the estimated Section 510(b) Claims, redistribute all excess Series B Equity Interests to all holders of Allowed Section 510(b) Claims and Allowed Equity Interests on a pro rata basis (the “Equity Reconciliation”). After completion of the Equity Reconciliation, there shall be no distinction between a Series A Equity Trust Interest and a Series B Equity Trust Interest.
Sixty (60) days after the later of (i) the completion of the Equity Reconciliation and (ii) the Equity Trust’s receipt of distributable funds from the Reorganized Debtor, the Equity Trustee will distribute such funds to the holders of the Equity Trust Interests. The Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Equity Trust or in respect of the assets of the Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Equity Trust Agreement.
To the extent that there are members in this class, such class has been impaired and the holders of such claims are entitled to vote to accept or reject the Plan.
Copies of the Plan and Disclosure Statement are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Plan and the transactions contemplated therein are not intended to be complete and are qualified in their entirety by the complete text of the Plan and the Disclosure Statement.

Documents filed with the Bankruptcy Court
Documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Fremont General Corporation’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

Exhibit 99.2	Fremont General Corporation’s Disclosure Statement Describing Debtor’s Plan Pursuant to Chapter 11 of the Bankruptcy Code

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: June 4, 2009	By:	/s/ RICHARD A. SANCHEZ
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer